07331-00028/358919.3

As filed with the Securities and Exchange Commission on September 24, 1996
                                         Registration No. 33-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               __________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                                ACTIVISION, INC.
             (Exact name of Registrant as specified in Its Charter)

              DELAWARE                          94-2606438
   (State or other jurisdiction of           (I.R.S. Employer
   incorporation or organization)          Identification No.)

      11601 WILSHIRE BOULEVARD
             SUITE 1000
      LOS ANGELES, CALIFORNIA                     90025
   (Address of Principal Executive Offices)     (Zip Code)


                 ACTIVISION, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                Robert A. Kotick
                              Chairman of the Board
                                Activision, Inc.
                            11601 Wilshire Boulevard
                                   Suite 1000
                         Los Angeles, California  90025
                                 (310) 473-9200
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           Kenneth L. Henderson, Esq.
                 Robinson Silverman Pearce Aronsohn & Berman LLP
                           1290 Avenue of the Americas
                            New York, New York  10104

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------

TITLE OF SECURITIES  AMOUNT   PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
       TO BE         TO BE     OFFERING PRICE      AGGREGATE       REGISTRATION
    REGISTERED     REGISTERED  PER SHARE (1)    OFFERING PRICE (1)      FEE
- --------------------------------------------------------------------------------
Common Stock,
par value
$.000001            200,000      $13.875         $2,775,000          $956.90
- --------------------------------------------------------------------------------



   (1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULES 457(C) AND 457(H) AND BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON THE NASDAQ NATIONAL MARKET ON SEPTEMBER 23, 1996.


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Items 1 and 2. Plan Information; Registrant Information and Employee Plan Annual
          Information

          The documents constituting the Prospectus of Activision, Inc., a Delaware corporation (the "Company") with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to employees, on the written or oral request of any such person, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to Activision, Inc. Stock Administration Department, Activision, Inc., 11601 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025. Telephone requests may be directed to (310) 473-9200.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents filed by the Company, with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, filed with the Commission on July 8, 1996.

          2. The Company's Proxy Statement dated August 1, 1996, filed with the Commission on July 30, 1996.

          3. The Company's Quarterly Report in Form 10-Q for the quarter ended June 30, 1996, filed with the Commission on August 15, 1996.

          4. All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.


Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law ("DGCL"), paragraph B of Article SIXTH of the Company's Amended and Restated Certificate of Incorporation and paragraph 5 of Article VII of the Company's By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

          Paragraph B of Article SIXTH of the Amended and Restated Certificate of Incorporation provides mandatory indemnification rights to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights shall include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Paragraph 5 of
Article VII of the Company's By-laws currently provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

          Paragraph A of Article SIXTH of the Amended and Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.


          The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company. In addition, the Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

          It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations. The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.


Item 7.    Exemption from Registration Claimed

      Not applicable.

Item 8.    Exhibits

4.1       Activision, Inc. Employee Stock Purchase Plan.

5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1  Consent of Independent Accountants, Coopers & Lybrand L.L.P.

23.2 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature pages of this Registration Statement).

Item 9.    Undertakings

   1. The undersigned registrant hereby undertakes:

      a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 24th day of September, 1996.

               ACTIVISION, INC.
               (the "Company")

               By:  /s/ Robert A. Kotick
                       Robert A. Kotick, Chairman of the Board
                       and Chief Executive Officer


                       POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Brian G. Kelly as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                                    Date

/s/ Robert A. Kotick          Chairman of the Board,        September 24, 1996
(Robert A. Kotick)            Chief Executive Officer
                              and Director
                              (Principal Executive Officer)

/s/ Brian G. Kelly            Chief Operating Officer,      September 24, 1996
(Brian G. Kelly)              Chief Financial Officer,
                              Secretary and Director
                              (Principal Financial Officer)

/s/ Barry J. Plaga            Vice President and Chief      September 24, 1996
(Barry J. Plaga)              Accounting Officer
                              (Principal Accounting Officer)

/s/ Howard E. Marks           Executive Vice President      September 24, 1996
(Howard E. Marks)             and Director

/s/ Barbara S. Isgur          Director                      September 24, 1996
(Barbara S. Isgur)

/s/ Steven T. Mayer           Director                      September 24, 1996
(Steven T. Mayer)


                         EXHIBIT INDEX


No.                 Document                                Page

4.1       Activision, Inc. Employee Stock Purchase          I-1

5.1       Opinion of Robinson Silverman Pearce             II-1
          Aronsohn & Berman LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1      Consent of Independent Accountants,             III-1
          Coopers & Lybrand L.L.P.

23.2      Consent of Robinson Silverman Pearce             II-2
          Aronsohn & Berman LLP (included as part of
          Exhibit 5.1)

24.1      Power of Attorney (included on signature            5
          page).




                                                      EXHIBIT 4.1

                                ACTIVISION, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


     SECTION 1. ESTABLISHMENT OF PLAN. Activision, Inc., (the "Company") proposes to grant options for purchase of the Company's common stock, $.000001 par value ("Common Stock") to eligible employees of the Company and Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (the "Plan"). For purposes of this Plan, "parent corporation" and "subsidiary corporation" (collectively, "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 425(e) and 425(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The Company intends that the Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition therein. A total of 200,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

     SECTION 2. PURPOSES OF THE PLAN. The purpose of the Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "Board") as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

     SECTION 3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") appointed by the Board consisting of two or more directors, each of whom is a "disinterested" director within the meaning of Rule 16b-3(c)(2) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

     SECTION 4. ELIGIBILITY. Any employee of the Company or its Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

            a.)    employees who are not employed by the Company or Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

            b.)    employees who are customarily employed for less than 20 hours per week;

            c.)    employees who are customarily employed for less than five (5)
       months in a calendar year;

            d.)    employees who, together with any other person whose stock
       would be attributed to such employee pursuant to Section 424(d) of the Code and Section 1.423-2(d) of the Treasury Regulations thereunder, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and


            e.)           employees who have been employed less than six months
       on the first day of an Offering Period.


     SECTION 5. OFFERING DATES. Each Offering Period under the Plan (an "Offering Period") shall be of six (6) months duration. The first Offering Period shall commence on October 1, 1996 and end on March 31, 1997. Thereafter, offerings shall commence on the first business day on each subsequent April and October and end on last business day of the following September and March, respectively. The final offering under the Plan shall commence on October 1, 2001 and terminate on March 31, 2002. The first day of each Offering Period is
referred to as the "Offering Date".    The last business day of each Offering
Period is referred to as the "Purchase Date". The Committee shall have the power to change the duration of Offering Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

     SECTION 6. PARTICIPATION IN THE PLAN. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company's or Subsidiary's (whichever employs such employee) payroll department (the "payroll department") not later than the 10th day of the month before such Offering Date (unless a later time for filing a subscription agreement is set by the Committee for all eligible employees with respect to a given Offering Period) a subscription agreement authorizing payroll deductions. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in subsequent Offering Periods unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period.

     SECTION 7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by the "Purchase Price" (as defined in Section 8 below) per share, provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Committee pursuant to Section 10(a) below with respect to any Offering Period, or (b) a number of shares (rounded down to the nearest whole number) equal to $12,500 divided by the fair market of a share of the Company's Common Stock on the Offering Date. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

     SECTION 8. PURCHASE PRICE. The purchase price per share (the "Purchase Price") at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

          a.)  the fair market value on the Offering Date; or

          b.)  the fair market value on the Purchase Date.

     For purposes of the Plan, the term "fair market value" on a given date shall mean the closing bid from the previous day's trading of a share of the Company's Common Stock as reported on the NASDAQ National Market System or a national securities exchange on which the shares are traded. If the Common Stock of the Company is not listed on a national securities exchange or reported on the NASDAQ National Market, "fair market value" shall be the fair value thereof determined in good faith by the Committee. In making such determination, the Committee shall consider the financial conditions of the Company and its recent operating results, values of publicly-traded securities of other comparable institutions and the lack of liquidity of the Company's shares, and such other factors as the Committee in its sole discretion deems relevant.

     SECTION 9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

     a.) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the employee's compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

     b.) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 20 days after the payroll department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during an Offering Period. A participant may increase or lower the rate of payroll deductions for any subsequent Offering Period by filing with the payroll department a new authorization for payroll deductions not later than the 10th day of the month before the beginning of such Offering Period.

     c.) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest shall accrue on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. A participant may not make any separate cash payment into his or her payroll deduction account and payment for shares purchased under the Plan may not be made in any form other than by payroll deduction.

     d.) On each Purchase Date, as long as the Plan remains in effect, the Company shall apply the funds then in the participant's payroll account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's payroll account after such purchase of shares shall be refunded to such participant in cash; except that any amount remaining in participant's account on a Purchase Date solely because it is less than the amount necessary to purchase a full share of Common Stock shall be carried forward, without interest, into the next Offering Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned, without interest, to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.
     e.) Promptly following the end of each Offering Period, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

     f.) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     (g.)      A participant shall be free to undertake a disposition (as such term is defined in Section 424(c) of the Code) of the shares in his account at the ESPP Broker at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may transfer those shares to another brokerage account of participant's choosing or request in writing that a stock certificate be issued and delivered to him.

     SECTION 10. LIMITATIONS ON SHARES TO BE PURCHASED.

            a.) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than twenty (20) days prior to the commencement of any Offering Period, the Committee may,in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than twenty (20) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is established, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

            b.) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each employee affected thereby.
             c.)      Any payroll deductions accumulated in a participant's
account which are not used to purchase stock due to the limitations in this
Section 10 shall be returned to the participant, without interest, as soon as practicable after the end of the Offering Period.

     SECTION 11. WITHDRAWAL.

          a.) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least twenty (20) days prior to the end of an Offering Period.

          b.) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned, without interest, to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by timely filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an officer or director for purposes of Rule 16(b) of the Exchange Act, he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.

     SECTION 12. TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     SECTION 13. RETURN OF PAYROLL DEDUCTIONS. In the event an employee's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan.


     SECTION 14. CAPITAL CHANGES. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the Common Stock of the Company, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase under the Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Committee and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Committee makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

     SECTION 15. NONASSIGNABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

     SECTION 16. REPORTS. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

     SECTION 17. NOTICE OF DISPOSITION. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition (a "Disqualifying Disposition") occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the "Notice Period"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.

     SECTION 18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

     SECTION 19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

     SECTION 20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when delivered personally or deposited in the U.S. Mail, first class postage prepaid, addressed as follows: Activision, Inc. Stock Administration Department, Activision, Inc. 11601 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025, or as such other address as the Company, by notice to employees, may designate in writing from time to time.

     SECTION 21. STOCKHOLDER APPROVAL OF AMENDMENTS. Any required approval of the stockholders of the Company for an amendment to the Plan shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Committee determines, in its sole discretion after consultation with the Company's legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3").


     SECTION 22. DESIGNATION OF BENEFICIARY.

          a.) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

          b.)      Such designation of beneficiary may be changed by the
participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     SECTION 23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, (the "Securities Act") the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or market upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     SECTION 24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

     SECTION 25. EFFECTIVE DATE; AMENDMENT OR TERMINATION OF THE PLAN. This Plan shall be effective on the day after the effective date of the Company's Registration Statement filed with the Securities Exchange Commission under the Securities Act, with respect to the shares issuable under the Plan (the "Effective Date"), subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board and the Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. The Board may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

          a.)  Increase the number of shares that may be issued under the Plan

          b.) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

          c.)      Constitute an amendment for which stockholder approval is
            required in order to comply with Rule 16b-3 (or any successor rule) under the Exchange Act.

     SECTION 26. TAX WITHHOLDING. The Company shall notify a participant of any income tax withholding requirements arising as a result of a Disqualifying Disposition of shares acquired pursuant to this Plan or any other event occurring pursuant to this Plan. The Company shall have the right to withhold from such participant such withholding taxes as may be required by law, or to otherwise require the participant to pay such withholding taxes. If the participant shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations.

                                                      EXHIBIT 5.1


                 ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 541-2000



                                             September 24, 1996


Activision, Inc.
11601 Wilshire Boulevard
Suite 1000
Los Angeles, California  90025


Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Activision, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 200,000 shares of the Company's common stock, $.000001 par value per share (the "Common Stock"), reserved for issuance pursuant to the terms of the Company's Employee Stock Purchase Plan (the "Plan").

     We are familiar with the Amended and Restated Certificate of Incorporation, as amended, and the By-laws of the Company and have examined copies of the Plan, the resolutions adopted by the Company's Board of Directors and actions by the Company's stockholders pertaining to the Plan, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that the 200,000 shares of Common Stock reserved for issuance pursuant to the terms of the Plan have been duly authorized and, when issued in accordance with the terms of the Plan and upon payment of the purchase price therefor, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.


                                                  Very truly yours,

                                   ROBINSON SILVERMAN PEARCE
                                   ARONSOHN & BERMAN LLP


                                                     EXHIBIT 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Activision, Inc. on Form S-8 of our report dated May 15, 1996, on our audits of the financial statement and the financial statement schedules of Activision, Inc. and Subsidiaries as of March 31, 1996 and 1995 and for the three years in the period ended March 31, 1996, which report is included in the Annual Report of Activision, Inc. on Form 10-K.




COOPERS & LYBRAND L.L.P.


Los Angeles, California
September 24, 1996